Exhibit 99.1

CheckFree Acquires Accurate Software to Extend its Global Software
Presence and Operational Risk Management Leadership

ATLANTA/LONDON (May 3, 2005) — CheckFree Corporation (NASDAQ: CKFR) today announced that it has acquired Accurate Software, a U.K.-based provider of reconciliation, exception management, workflow and business intelligence solutions. Accurate will become part of CheckFree’s Software Division to further solidify its leadership in financial software and services, expand the Company’s global presence and client base, and drive continued product innovation in operational risk management solutions for banks, securities firms and corporations. CheckFree purchased all of the outstanding shares of Accurate for approximately $56 million in cash, subject to certain post-closing adjustments. The acquisition was completed on April 30, 2005.

The acquisition of Accurate demonstrates CheckFree’s commitment to invest in the development and delivery of a comprehensive operational control framework to the world’s leading financial institutions and corporations. The acquisition positions CheckFree Software as the global leader in operational risk management solutions that deliver greater control of financial transactions.

“Banks, securities firms and corporations are experiencing increasing operational complexity in an environment of closer regulatory scrutiny. As a result, these companies are actively seeking technology solutions that can help them realize operational efficiencies and more effectively manage risk,” said Randy McCoy, executive vice president, CheckFree Corporation, and general manager of CheckFree Software. “CheckFree’s products and experience, combined with Accurate’s talented team, international client base and proven solutions, will enable our customers to meet these increasingly global challenges. The addition of Accurate to CheckFree will accelerate speed-to-market of advanced operational risk management solutions, and deliver greater long-term value to our customers.”

“When we founded Accurate in 1993, we shared a vision based upon three principles – expertise, innovation and true partnership,” said Philip Hall, co-CEO and co-founder of Accurate. “These key strengths are highly compatible with CheckFree’s management philosophy, software development approach and commitment to being a world-class organization.”

“CheckFree brings financial resources and a commitment to the market that we believe will benefit our customers,” said Nick Osborn, co-CEO and co-founder of Accurate. “We look forward to a very positive next chapter for our associates, customers and product evolution.”

CheckFree and Accurate together will deliver best-in-class solutions that enable companies to dynamically manage, monitor and mitigate risk. These products will target bottom-line growth through increased operational efficiency and financial control. Accurate’s flagship platform, Accurate NXG, is SWIFTReady Gold accredited and has been implemented by leading financial institutions and corporations around the globe. For securities firms, the integration of CheckFree and Accurate’s products strengthens the company’s end-to-end post-trade securities processing platform, all of which now incorporate SWIFTReady Gold-accredited technology. For banks, the

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CheckFree Acquires Accurate Software to Extend its Global Software Presence and Operational Risk Management Leadership

integration of CheckFree and Accurate’s products creates a comprehensive operational risk control framework.

CheckFree and Accurate serve a combined worldwide customer base of more than 1,500 top-tier corporations across a range of industries in Europe, Asia Pacific and the United States, including banking, securities, insurance and retail. Accurate is based in Wokingham, England and has offices in Atlanta, New York, London, Luxembourg and Sydney, while CheckFree’s locations outside the United States include Waterloo, Ontario, Canada; and London, Slough, Berkshire, and Rickmansworth, England. The addition of Accurate to CheckFree immediately strengthens the global presence of the organization and positions it for continued expansion in Europe and Asia Pacific. At the same time, CheckFree brings to Accurate strong financial resources to invest in the business and a commitment to innovation and quality that will benefit the combined customer base.

Both CheckFree and Accurate were recently recognized by industry research firms for their leadership in the reconciliation market. In April 2005, Financial Insights reported that CheckFree is one of three dominant U.S. industry players and the most dominant in the enterprise application market. The same report cites Accurate’s service, capabilities and growth rate as reasons for its place as a top reconciliation/exception management provider to watch for future leadership.

Update to Fourth Quarter and Fiscal 2005 Financial Outlook
For the fourth quarter of fiscal 2005 and fiscal year ending June 30, 2005, the acquisition of Accurate is expected to contribute revenue of about $3 million to CheckFree, be dilutive to GAAP earnings per share by about $0.02 per share due to charges associated with the close of the transaction, and be about neutral to underlying earnings per share. The company now expects fourth quarter revenue in the range of $197 to $202 million, and GAAP earnings per share in the range of $0.13 to $0.15, and continues to expect underlying earnings per share in the range of $0.37 to $0.39. For fiscal 2005, the Company now expects GAAP earnings per share in the range of $0.51 to $0.53, and continues to expect earnings per share on an underlying basis of $1.41 to $1.43. The company expects the Accurate acquisition to be neutral to modestly accretive to earnings per share for the fiscal year ending June 30, 2006.

The difference between GAAP (Generally Accepted Accounting Principles) and underlying earnings expectations for fiscal 2005 and the fourth quarter of fiscal 2005 is due to expected acquisition-related intangible amortization expense and a gain on the sale of investments, along with the related tax impact of each. See “Use of Non-GAAP Financial Information” below for a discussion of our use of non-GAAP financial measures such as underlying earnings per share.

About CheckFree (www.checkfreecorp.com) Founded in 1981, CheckFree Corporation (NASDAQ: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment

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CheckFree Acquires Accurate Software to Extend its Global Software Presence and Operational Risk Management Leadership

management solutions and outsourced services to thousands of financial services organizations, which manage more than $1 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two-thirds of the 10 billion Automated Clearing House transactions in the United States. The division also provides global trade processing, reconciliation, financial messaging, compliance and electronic billing and statement software to hundreds of organizations across the globe.

Certain of CheckFree’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of revenue and earnings per share for the fourth quarter and earnings per share for fiscal 2005 as a whole (paragraphs 9 and 10). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in CheckFree’s business, and other risks and uncertainties detailed from time to time in CheckFree’s periodic reports filed with the Securities and Exchange Commission, including CheckFree’s Annual Report on Form 10-K for the year ended June 30, 2004 (filed September 3, 2004), Form 10-Q for the quarter ended September 30, 2004 (filed November 9, 2004) and Form 10-Q for the quarter ended December 31, 2004 (filed February 8, 2005). One or more of these factors have affected, and could in the future affect CheckFree’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by CheckFree, or any other person, that the objectives and plans of CheckFree will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and CheckFree assumes no obligation to update any forward-looking statements.

Use of Non-GAAP Financial Information
CheckFree supplements its reporting of revenue, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share.” Management believes that certain non-cash adjustments to revenue or expense enhance the company’s evaluation of its performance, and are not pertinent to day to day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.

Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, charges associated with the impairment of intangible assets, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of the company’s operations, and management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer, the company’s chief operating decision maker, who uses this information in allocating resources to CheckFree’s various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenue and decrease controllable costs, the company uses underlying revenue and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenue, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.

Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, the company believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the company’s management and its core business performance.

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CheckFree Acquires Accurate Software to Extend its Global Software Presence and Operational Risk Management Leadership

CheckFree’s underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenue, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

European Media Contact:
Ruth Brown
Write Image Limited
Telephone +44 (0)20 7959 5400
Email ruth.brown@write-image.co.uk

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